FIRST AMENDMENT TO THE
                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                             SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement executed and entered into by and between Principal Management Corporation (formerly known as Princor Management Corporation), an Iowa corporation, and Invista Capital Management, Inc., an Iowa corporation, on the 1st day of July, 1997, is hereby amended to add certain series of the Corporation to the Agreement. Appendix A therefore now reads as follows:

                    PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.
                       SUB-ADVISORY AGREEMENT - APPENDIX A

Invista Capital Management, Inc. serves as Sub-Advisor for:

                  Balanced Account
                  Capital Value Account
                  Government Securities Account
                  Growth Account
                  International Account
                  International SmallCap Account
                  MidCap Account
                  SmallCap Account
                  Utilities Account


Executed this 12th day of February , 1998


                                         Principal Management Corporation


                                            /s/ A. S. Filean
                                         by:_________________________________


                                         Invista Capital Management, Inc.


                                            /s/ C. R. Barnes
                                         by:_________________________________